EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-139712) on Form S-3 of BabyUniverse, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 3, 2006 relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus.
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
January 18, 2007